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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-99947) pertaining to the 2000 Equity Participation Plan of Gen-Probe Incorporated, in the Registration Statement (Form S-8 No. 333-103899) pertaining to the 2002 New-Hire Stock Option Plan of Gen-Probe Incorporated, in the Registration Statement (Form S-8 No. 333-105649) pertaining to the 2003 Incentive Award Plan of Gen-Probe Incorporated and the Gen-Probe Incorporated Employee Stock Purchase Plan, in the Registration Statement (Form S-3 No. 333-108410) of Gen-Probe Incorporated for the registration of its common stock, preferred stock, debt securities and warrants of Gen-Probe Incorporated and in the related Prospectus of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                 /s/ ERNST & YOUNG LLP

San Diego, California
March 3, 2004